EXHIBIT 5(IV) UNDER FORM N-1A
                                              EXHIBIT 10 UNDER ITEM 601/REG. S-K

                          INVESTMENT ADVISORY AGREEMENT
                   (International/Global Funds - - as revised)

      AGREEMENT made as of October 8, 1997, by and between INTERNATIONAL EQUITY PORTFOLIO and BT INVESTMENT PORTFOLIOS, each a New York trust (each herein called a "Trust" and collectively, the "Trusts"), on behalf of itself and/or the series of beneficial interests of the Trust listed on Exhibit A hereto (each herein called a "Portfolio" and collectively, the "Portfolios") and BANKERS TRUST COMPANY (herein called the "Investment Adviser").

      WHEREAS, each Trust is registered as an open-end management investment company under the Investment Company Act of 1940;

      WHEREAS, the Trusts desire to retain the Investment Adviser to render investment advisory and other services to the Portfolios, and the Investment Adviser is willing to so render such services on the terms hereinafter set forth;

      NOW, THEREFORE, this Agreement.

                              W I T N E S S E T H:

      In consideration of the promises and mutual covenants herein contained, it is agreed between the parties as follows:

      1. Appointment. Each Trust hereby appoints the Investment Adviser to act as investment adviser to the Portfolios for the period and on the terms set forth in this Agreement. The Investment Adviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

      2. Management. Subject to the supervision of the Board of Trustees of the respective Trust (the "Trustees"), the Investment Adviser will provide a continuous investment program for the Portfolios, including investment research and management with respect to all securities, investments, cash and cash equivalents in the Portfolios. The Investment Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Portfolios. The Investment Adviser will provide the services rendered by it hereunder in accordance with each Portfolio's investment objective(s) and policies as stated in the Portfolio's then-current Registration Statement on Form N-1A. The Investment Adviser further agrees that it:

         (a) will conform with all applicable Rules and Regulations of the Securities and Exchange Commission (herein called the "Rules") and with the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940 (the "1940 Act") and the Investment Advisers Act of 1940, all as amended, and will in addition conduct its activities under this Agreement in accordance with regulations of the Board of Governors of the Federal Reserve System pertaining to the investment advisory activities of bank holding companies and their subsidiaries;

         (b) will place orders pursuant to its investment determinations for the Portfolios either directly with the issuer or with any broker or dealer selected by it. In placing orders with brokers and dealers, the Investment Adviser will use its reasonable best efforts to obtain the best net price and the most favorable execution of its orders, after taking into account all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. Consistent with this obligation, the Investment Adviser may, to the extent permitted by law, purchase and sell portfolio securities to and from brokers and dealers who provide brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934) to or for the benefit of any fund and/or other accounts over which the Investment Adviser or any of its affiliates exercises investment discretion. Subject to the review of the Trustees from time to time with respect to the extent and continuation of the policy, the Investment Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for effecting a securities transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Investment Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Investment Adviser with respect to the accounts as to which it exercises investment discretion;

         (c) will maintain books and records with respect to each Portfolio's securities transactions and will render to the Trustees such periodic and special reports as the Trustees may request; and

         (d) upon the approval of a Majority of the Outstanding Voting Securities of the Portfolio and the Trustees in the manner specified in Section 8 hereof, and subject to the supervision of the Trustees, the Investment Adviser may cause to be furnished to each Portfolio all or a portion of the foregoing investment management services by delegating all or a portion of such services to a sub-investment adviser (the "Sub-Adviser"). In the event of such delegation, included among the specific services to be provided directly by the Investment Adviser are: the selection and compensation of the Sub-Adviser; the review of all purchases and sales of portfolio instruments made by the Portfolio to assess compliance with its stated investment objective and policies; the monitoring of the selection of brokers and dealers effecting transactions on behalf of the Portfolio; the maintenance and furnishing of all required records or reports pertaining to the Portfolio to the extent those records or reports are not maintained or furnished by the Sub-Adviser or other agents employed by the Portfolio; and the providing of general administrative services to the Portfolio not otherwise provided by the Sub-Adviser or other agents employed by the Portfolio.

      3. Services Not Exclusive. The investment management services rendered by the Investment Adviser hereunder are not to be deemed exclusive, and the Investment Adviser shall be free to render similar services to others so long as its services under this Agreement are not impaired thereby.

      4. Books and Records. In compliance with the requirements of Rule 31a-3 of the Rules under the 1940 Act, the Investment Adviser hereby agrees that all records which it or any Sub-Adviser maintains for a Portfolio are the property of the Portfolio and further agrees to surrender, or cause to be surrendered, promptly to the Portfolio any of such records upon the Portfolio's request. The Investment Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act and to comply in full with the requirements of Rule 204-2 under the Investment Advisers Act of 1940 pertaining to the maintenance of books and records.

      5. Expenses. During the term of this Agreement, the Investment Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Portfolios.

      6. Compensation. For the services provided and the expenses assumed pursuant to this Agreement, each Portfolio will pay the Investment Adviser and the Investment Adviser will accept as full compensation therefor a fee, computed daily and payable monthly, on an annual basis equal to the percentage of the Portfolio's respective average daily net assets as listed on Exhibit A hereto.

      7. Limitation of Liability of the Investment Adviser; Indemnification.
         (a) The Investment Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by a Portfolio in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

         (b) Subject to the exceptions and limitations contained in Section 7(c) below:

            (i) the Investment Adviser (hereinafter referred to as a "Covered Person") shall be indemnified by a Portfolio to the fullest extent permitted by law, against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved, as a party or otherwise, by virtue of his being or having been the Investment Adviser of the Portfolio, and against amounts paid or incurred by him in the settlement thereof;

            (ii) the words "claim," "action," "suit," or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened while in office or thereafter, and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.


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         (c) No indemnification shall be provided hereunder to a Covered Person:

            (i) who shall have been adjudicated by a court or body before which the proceeding was brought (A) to be liable to a Portfolio or its investors by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office or (B) not to have acted in good faith in the reasonable belief that his action was in the best interest of the Portfolio; or

            (ii) in the event of a settlement, unless there has been a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office,

               (A)  by the court or other body approving the settlement; or

               (B) by at least a majority of those Trustees who are neither
            Interested Persons of the Portfolio nor are parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry); or

               (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry); provided, however, that any investor in the Portfolio may, by appropriate legal proceedings, challenge any such determination by the Trustees or by independent counsel.

         (d) The rights of indemnification herein provided may be insured against by policies maintained by the Portfolios, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of the successors and assigns of such person. Nothing contained herein shall affect any rights to indemnification to which Portfolio personnel and any other persons, other than a Covered Person, may be entitled by contract or otherwise under law.

         (e) Expenses in connection with the preparation and presentation of a defense to any claim, suit or proceeding of the character described in subsection (b) of this Section 7 may be paid by the Portfolio from time to time prior to final disposition thereof, upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him to the Portfolio if it is ultimately determined that he is not entitled to indemnification under this Section 7; provided, however, that either (i) such Covered Person shall have provided appropriate security for such undertaking or
(ii) the Portfolio shall be insured against losses arising out of any such advance payments, or (iii) either a majority of the Trustees who are neither Interested Persons of the Portfolio nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts as opposed to a trial-type inquiry or full investigation, that there is reason to believe that such Covered Person will be entitled to indemnification under this Section 7.

      8. Duration and Termination. This Agreement shall be effective as to a Portfolio as of the date this Agreement shall have been approved by the Trustees of the Trust and the investor(s) in the Portfolio in the manner contemplated by
Section 15 of the 1940 Act and as reflected on Exhibit A hereto and, unless sooner terminated as provided herein, shall continue until the second anniversary of such date. Thereafter, if not terminated, this Agreement shall continue in effect as to a Portfolio for successive periods of 12 months each, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those Trustees who are not parties to this Agreement or Interested Persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trustees or by vote of a Majority of the Outstanding Voting Securities of the Portfolio; provided, however, that this Agreement may be terminated by a Trust on behalf of a Portfolio at any time, without the payment of any penalty, by the Trustees, by vote of a Majority of the Outstanding Voting Securities of the Portfolio on 60 days' written notice to the Investment Adviser, or by the Investment Adviser as to the Portfolio at any time, without payment of any penalty, on 90 days' written notice to the Portfolio. This Agreement will immediately terminate in the event of its Assignment. (As used in this Agreement, the terms "Majority of the Outstanding Voting Securities," "Interested Person" and "Assignment" shall have the same meanings as such terms have in the 1940 Act and the rules and regulatory constructions thereunder.)

      9. Amendment of this Agreement. No material term of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of a material term of this Agreement shall be effective until approved by vote of a Majority of the Outstanding Voting Securities of the Portfolio.

      10. (a) Representations and Warranties. The Investment Adviser hereby represents and warrants as follows:

              (i) The Investment Adviser is exempt from registration under the Investment Advisers Act of 1940;

              (ii) The Investment Adviser has all requisite authority to enter into, execute, deliver and perform its obligations under, this Agreement;

              (iii) This Agreement is legal, valid and binding, and enforceable in accordance with its terms; and

              (iv) The performance by the Investment Adviser of its obligations under this Agreement does not conflict with any law to which it is subject.

          (b) Covenants. The Investment Adviser hereby covenants and agrees that, so long as this Agreement shall remain in effect,

              (i) The Investment Adviser shall remain either exempt from, or registered under, the registration provisions of the Investment Advisers Act of 1940; and

              (ii) The performance by the Investment Adviser of its obligations under this Agreement shall not conflict with any law to which it is then subject.

      11. Notices. Any notice required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (a) to the Investment Adviser at 130 Liberty Street (Bankers Trust Plaza), New York, New York 10006 or (b) to the Portfolio c/o Federated Services Company, Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, Pennsylvania 15222.

      12. Waiver. With full knowledge of the circumstances and the effect of its action, the Investment Adviser hereby waives any and all rights which it may acquire in the future against the property of any investor in the Portfolio, other than beneficial interests in the Portfolio at their then net asset value, which arise out of any action or inaction of the Portfolio under this Agreement.

      13. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

      This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the laws of the State of New York, without reference to principles of conflicts of law



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      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


Attest:                             BT INVESTMENT PORTFOLIOS


/s/ Jay S. Neuman                   By:/s/ Charles L. Davis, Jr.
                                    Name: Charles L. Davis, Jr.
                                    Title: Vice President





Attest:                             BANKERS TRUST COMPANY


/s/ Amy M. Olmut                    By:/s/ Brian W. Wixted
                                    Name: Brian W. Wixted
                                    Title: Vice President




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                                    EXHIBIT A
                                     to the
                          INVESTMENT ADVISORY AGREEMENT
                   (International/Global Funds - - as revised)


Name of Trust/Portfolio                      Fee      Effective Date


BT INVESTMENT PORTFOLIOS:
     Global Emerging Markets Equity Portfolio1.10%    October 8, 1997
     International Small Company Equity Portfolio     1.10%   October 8, 1997